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                                  EXHIBIT 10.17

                              STARBUCKS CORPORATION

                            1997 DEFERRED STOCK PLAN

        1. The Plan. The purpose of this Starbucks Corporation 1997 Deferred Stock Plan (the "Deferred Stock Plan") is to assist a select group of key employees in maintaining their level of ownership of the common stock, no par value per share (the "Common Stock"), of Starbucks Corporation (the "Company") by providing a way to defer the proceeds from exercises of stock options granted under the Company's Amended and Restated 1985 Stock Option Plan, the Company's Key Employee Stock Option Plan - 1994 and such other stock option plan or plans as may be in effect from time to time (the "Stock Option Plans"). The Deferred Stock Plan is an unfunded liability of the Company for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Participants in the Deferred Stock Plan are general unsecured creditors of the Company with respect to assets held by the Company pursuant to this Deferred Stock Plan.

        2. Definitions. Capitalized terms used but not otherwise defined in the Deferred Stock Plan shall have the meanings set forth below:

        "Board" shall mean the Board of Directors of Starbucks Corporation.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock Unit" shall mean a derivative security of the Company entitling the holder thereof to receive (i) at the time of the payment of any cash or stock dividend by the Company on its Common Stock (other than a stock dividend effectuating a stock split), that amount of cash or that number of shares distributed to the holder of a share of Common Stock and (ii) at the time of payment of Proceeds pursuant to the terms hereof and any Election Form, one share of Common Stock.

        "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price" shall mean the exercise price of Options granted under the Stock Option Plans as set forth in the stock option grant agreement relating to such Options.

        "Fair Market Value" shall mean the closing bid price of the Company's Common Stock on the national exchange, over-the-counter or other stock market on which the Company is listed on the specified day and, if such day is not a trading day on such exchange or stock market, the closing price on the prior trading day. If the Company's Common Stock ceases to be publicly traded on a national exchange or stock market, the Fair Market Value shall be determined by the Board.

        "Mature Shares" shall mean shares of the Company's Common Stock owned by a Participant for six months or more at the time of the exercise of Options.

        "Options" shall mean all of the non-qualified stock options granted pursuant to a specific grant under one of the Company's Stock Option Plans. Such Options must be fully exercisable pursuant to the terms of the applicable Stock Option Plan and the stock option grant agreement pertaining to such Options.

        "Participants" shall mean those persons designated by the Compensation Committee of the Board as participants in this Deferred Stock Plan.

        "Proceeds" shall mean the proceeds of an exercise of Options. In the event of an exercise with the payment of the Exercise Price in cash, such proceeds shall be the number of shares of Common Stock subject to Options being exercised. In the event of an exercise pursuant to the tender of or attestation to previously acquired shares of Common Stock, the proceeds shall be the number of shares of Common Stock subject to such Options, less the number of shares of Common Stock with a value equal to the aggregate Exercise Price payable to the Company


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upon exercise of the Options. For purposes of determining the Proceeds, the number of shares of Common Stock with a value equal to the aggregate Exercise Price shall be determined by dividing the aggregate Exercise Price of the Options by the Fair Market Value of a share of Common Stock on the date of exercise, and rounding down to the next lowest whole number.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        3. Administration of the Plan. The Deferred Stock Plan shall be administered by the Compensation Committee which shall, in its sole discretion, determine the persons who may participate in and the terms and conditions of deferrals under the Deferred Stock Plan. The Compensation Committee shall have the authority to interpret the Deferred Stock Plan and to adopt from time to time such guidelines, rules, agreements and documents for the administration of the Deferred Stock Plan as it deems necessary or appropriate.

        4. Deferral of Proceeds of Stock Option Exercises. A Participant may elect to defer the receipt of Proceeds of the exercise of Options by executing and delivering a deferral election form, substantially in the form attached hereto as Exhibit A and subject to the conditions hereinafter set forth (an "Election Form"), to the chairman of the Compensation Committee and delivering a copy thereof to the general counsel of the Company. Such election to defer receipt of the Proceeds pursuant to this Deferred Stock Plan shall be irrevocable. The Election Form must be received by the Chairman of the Compensation Committee and a copy must be received by the general counsel at least six months prior to the date that the Options will be exercised (or such shorter period as may be approved in advance by the Compensation Committee).

        5. Duration of Deferral. The Election Form must specify the time period during which receipt of the Proceeds is deferred. Such period must be at least five years from the date of exercise of the Options, but may be longer at the discretion of the Participant. A Participant may extend the deferral period relating to Options previously deferred by executing and delivering an addition Election Form with respect to such Options to the chairman of the Compensation Committee and the general counsel of the Company at any time up to one year before the previous deferral expires.

        6. Exercise of Options. Participants shall exercise Options by delivering a Notice of Exercise to Human Resources - Stock Administration prior to the date of exercise of the Options. Such notice shall either (i) be accompanied by a check in payment of the aggregate Exercise Price of the Options or (ii) shall request an exercise of such Options pursuant to the tender of or attestation to the ownership of previously acquired shares of Common Stock and contain an attestation by the Participant that he or she owns Mature Shares with a value equal to or greater than the aggregate Exercise Price of the Options.

        7. Payment of Proceeds. Unless otherwise specified in the Election Form pertaining to the Options and their Proceeds, upon the expiration of the deferral period, the Company shall pay the Proceeds to the Participant in one payment by issuing shares of Common Stock. Participants may elect to receive the Proceeds in several payments over a number of years or may elect to receive that portion of the Proceeds having a specified value in several payments over a number of years by specifying the desired payment terms in the Election Form. Notwithstanding any election by the Participant, in the event of the Participant's death, the Committee shall promptly determine, in its sole discretion after consideration of the tax and other consequences of such decision, whether to pay the Proceeds into the Participant's estate immediately or to defer payment in accordance with the terms specified in the Election Form. A Participant may specify in his or her Election Form that payment of the Proceeds shall be made to a designated beneficiary or beneficiaries upon his or her death.

        8. Payment of Proceeds in Special Circumstances. Notwithstanding any election made by a Participant and the terms thereof, upon (i) any occurrence causing a Participant to become substantially or completely disabled or (ii) the occurrence of an unforeseeable emergency beyond the reasonable control of a Participant that causes or threatens to cause severe financial hardship to a Participant or his or her family if early withdrawal of Proceeds is not permitted, then, at the request of such Participant the Committee may, in its sole discretion, approve the payment of the Proceeds prior to the expiration of the deferral period specified in the Election Form pertaining to specified Options and the Proceeds thereof. Any early payment of Proceeds shall be limited to the amount reasonably necessary to meet the emergency.


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        9. Deferred Compensation Account. Upon the exercise by a Participant pursuant to Section 6 hereof of Options subject to an Election Form, the Company shall establish a deferred compensation account for such Participant. The Company shall issue and credit to such account the number of Common Stock Units equal to the number of shares of Common Stock constituting the Proceeds. If the Company declares and pays cash or stock dividends on its Common Stock (other than a stock dividend effectuating a stock split) the Company shall pay such dividends to the Participant directly. In the event of a stock split or reverse stock split, the number of Common Stock Units in each Participant's account shall be adjusted appropriately. In the event of a merger or other corporate event effecting a payment for or exchange of the Company's outstanding securities, Common Stock Units shall be treated as if they were shares of Common Stock owned by the Participant, except that the Compensation Committee shall determine, in its sole discretion and on an individual Participant basis, whether such payments or shares received in exchange for the Company's Common Stock shall be subject to the terms of the Election Form pertaining to the Options and Proceeds thereof reflected as Common Stock Units in each Participant's deferred compensation account. Upon the expiration of a deferral period specified by a Participant in an Election Form, or upon the date specified for a partial payment of the Proceeds by a Participant in an Election Form, the number of Common Stock Units in a Participant's account shall be reduced by the number of shares of Common Stock issued to the Participant in payment of the Proceeds.

        10. Tax Withholding upon Payment. Prior to the date of any payment of Proceeds, a Participant shall arrange for the payment of required tax withholdings for federal, state and local income taxes and any other applicable taxes by either delivering such tax withholding amounts to the Company or by authorizing the Company to withhold shares of Common Stock with a value equal to such tax withholdings from the payment of the Proceeds.

        11. Assignment of Deferred Compensation Account. A Participant may not sell, transfer, assign, pledge or otherwise encumber the balance in his or her deferred compensation account. A Participant may, however, specify in his or her Election Form a beneficiary or beneficiaries to receive the Proceeds upon his or her death.

        12. Amendment or Termination of the Plan. The Compensation Committee may modify or amend this Deferred Stock Plan at any time; provided, however, that no modification or amendment may adversely affect deferrals made prior to the date thereof without the written consent of the affected Participant. The Compensation Committee may also terminate the Deferred Stock Plan, but such termination shall not affect the Company's obligations to pay Proceeds to Participants pursuant to any deferral made prior to the effective date of such termination.

        13. Governing Law. This Deferred Stock Plan shall be governed by federal laws and the laws of the State of Washington.